INDEPENDENT AUDITORS' CONSENT



To the Board of Directors and Shareholders of The Dreyfus/Laurel Funds, Inc.:

We consent to the use of our report dated October 4, 1999 with respect the Dreyfus Tax-Smart Growth Fund of The Dreyfus/Laurel Funds, Inc. (the "Fund") as listed below, incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" in the Statement of Additional Information.

                                                  /s/KPMG LLP

December 10, 1999